Exhibit 99.1

FOR IMMEDIATE RELEASE

Logan Ridge Finance Corporation Announces

Third Quarter 2023 Financial Results

Reports a Strong Third Quarter with Net Investment Income of $0.43 Per Share, an Increase of 13% Compared to the Prior Quarter

Announces a Distribution of $0.30 Per Share for the Fourth Quarter of 2023, an Increase of 15% Compared to the Prior Quarter

NEW YORK, November 8, 2023 – Logan Ridge Finance Corporation (“Logan Ridge”, “LRFC”, “Company”, “we”, “us” or “our”) (Nasdaq: LRFC) announced today its financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•	Reported Net Investment Income (“NII”) of $1.2 million, or $0.43 per share, which marks the Company’s fifth consecutive quarter of positive NII, and an increase of 13% over the prior quarter.

•	Net Asset Value (“NAV”) decreased to $34.78 per share as of September 30, 2023 from $35.68 per share as of June 30, 2023.

•	As of September 30, 2023, our portfolio consisted of investments in 58 portfolio companies with a fair value of approximately $187.1 million.

•	There were no new portfolio companies added to non-accrual status during the three months ended September 30, 2023.

•

The Company repurchased 17,384 of its outstanding shares during the quarter ended September 30, 2023 for an aggregate cost of approximately $0.4 million under the share repurchase program which resulted in $0.08 per share of NAV accretion.

Subsequent Events

•	On November 7, 2023, the Company’s Board of Directors approved a fourth quarter distribution of $0.30 per share payable on November 30, 2023 to stockholders of record as of November 20, 2023.

•	Total distributions declared in 2023 (including the fourth quarter distribution) were $0.96 per share.

Management Commentary

Ted Goldthorpe, Chief Executive Officer and President of LRFC, said, “We are pleased to report another quarter of strong financial performance for the third quarter of 2023 largely reflecting the work we have done on both the left and right side of the balance sheet, the benefits of higher rates and prudent underwriting. Notably, I am incredibly pleased to report that total investment income has increased by 38% and net investment income increased by a substantial 534% compared to the third quarter of 2022, which was the Company’s first quarter of positive NII since we took over managing Logan Ridge.

Further, the strength of the Company’s financial performance has once again allowed the Board of Directors to approve another dividend increase. For the fourth quarter of 2023, the Board has authorized a dividend of $0.30 per share, which represents another meaningful increase from $0.26 per share declared during the prior quarter, $0.22 per share declared during the second quarter, and $0.18 per share declared during the first quarter of this year when we reintroduced the regular dividend.

Looking forward, we continue to see attractive opportunities throughout the market. Our pipeline remains strong, and the platform remains well equipped to take advantage of current market conditions.”

Selected Financial Information

•	Total investment income for the third quarter of 2023 increased by $1.4 million, to $5.2 million, compared to $3.8 million in the third quarter of 2022.

•	Total operating expenses for the third quarter of 2023 increased by $0.4 million, to $4.0 million, compared to $3.6 million for the third quarter of 2022.

•

Net investment income for the third quarter of 2023 was $1.2 million, as compared to $0.2 million for the third quarter of 2022. The Company reported net investment income of $1.0 million for the second quarter of 2023.

•	Net asset value as of September 30, 2023 was $93.2 million, or $34.78 per share, as compared to $96.2 million, or $35.68 per share, as of June 30, 2023.

•	Cash and cash equivalents as of September 30, 2023 were $5.1 million, as compared to $6.3 million as of June 30, 2023.

•

The investment portfolio as of September 30, 2023 consisted of investments in 58 portfolio companies with a fair value of approximately $187.1 million. This compares to 62 portfolio companies with a fair value of approximately $206.6 million as of June 30, 2023.

•

Deployment was strong, but it was offset by a few large exits at the end of the quarter. During the third quarter of 2023, we made approximately $6.1 million of investments and had approximately $23.2 million in repayments and sales of investments, resulting in net repayments and sales of approximately $17.1 million for the period.

•

The debt investment portfolio as of September 30, 2023 represented 82.0% of the fair value of our total portfolio, with a weighted average annualized yield of approximately 11.0% (excluding income from non-accruals and collateralized loan obligations), compared to a debt investment portfolio of approximately 82.2% with a weighted average annualized yield of approximately 10.8% (excluding income from non-accruals and collateralized loan obligations) as of June 30, 2023. As of September 30, 2023, 17.7% of the fair value of our debt investment portfolio was bearing a fixed rate of interest, compared to 16.8% of the fair value of our debt investment portfolio as of June 30, 2023.

•

No new Non-Accruals: As of September 30, 2023, we had debt investments in two portfolio companies on non-accrual status with an amortized cost and fair value of $16.8 million and $10.6 million, respectively, representing 8.3% and 5.7% of the investment portfolio’s amortized cost and fair value, respectively. As of June 30, 2023, we also had debt investments in two portfolio companies on non-accrual status with an aggregate amortized cost and fair value of $17.1 million and $11.1 million, respectively, representing 7.8% and 5.3% of the investment portfolio’s amortized cost and fair value, respectively.

•	Our asset coverage ratio as of September 30, 2023 was 191%.

Results of Operations

Operating results for the three and nine months ended September 30, 2023 and 2022 were as follows (dollars in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Total investment income	$5,162	$3,748	$15,762	$10,389
Total expenses	4,008	3,566	12,496	12,186

Net investment income (loss)	1,154	182	3,266	(1,797)
Net realized (loss) gain on investments	(95)	(5,192)	(3,963)	10,274
Net change in unrealized (depreciation) appreciation on investments	(3,010)	2,049	1,336	(17,330)

Net (decrease) increase in net assets resulting from operations	$(1,951)	$(2,961)	$639	$(8,853)

Investment income

The composition of our investment income for the three and nine months ended September 30, 2023 and 2022 was as follows (dollars in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Interest income	$4,765	$3,373	$14,440	$9,566
Payment-in-kind interest	374	297	1,157	737
Dividend income	14	—	47	—
Other income	9	78	118	86

Total investment income	$5,162	$3,748	$15,762	$10,389

Fair Value of Investments

The composition of our investments as of September 30, 2023 and December 31, 2022 at amortized cost and the fair value of investments was as follows (dollars in thousands):

As of September 30, 2023	Investments at Amortized Cost	Amortized Cost Percentage of Total Portfolio	Investments at Fair Value	Fair Value Percentage of Total Portfolio
First Lien Debt	$128,979	63.6%	$121,263	64.8%
Second Lien Debt	8,784	4.3%	7,466	4.0%
Subordinated Debt	26,573	13.1%	24,728	13.2%
Collateralized Loan Obligations	2,327	1.2%	2,181	1.2%
Joint Venture	481	0.2%	471	0.2%
Equity	35,543	17.6%	30,990	16.6%

Total	$202,687	100.0%	$187,099	100.0%

As of December 31, 2022	Investments at Amortized Cost	Amortized Cost Percentage of Total Portfolio	Investments at Fair Value	Fair Value Percentage of Total Portfolio
First Lien Debt	$143,047	64.9%	$136,896	67.3%
Second Lien Debt	8,283	3.8%	6,464	3.2%
Subordinated Debt	26,571	12.0%	25,851	12.7%
Collateralized Loan Obligations	6,185	2.8%	4,972	2.4%
Joint Venture	414	0.2%	403	0.2%
Equity	36,016	16.3%	29,006	14.2%

Total	$220,516	100.0%	$203,592	100.0%

Interest Rate Risk

Based on our September 30, 2023 consolidated statements of assets and liabilities, the following table shows the annual impact on net income (excluding the potential related incentive fee impact) of base rate changes in interest rates (considering interest rate floors for variable rate securities) assuming no changes in our investment and borrowing structure (dollars in thousands):

Basis Point Change	Increase (decrease) in interest income	(Increase) decrease in interest expense	Increase (decrease) in net income
Up 300 basis points	$3,935	$(1,090)	$2,845
Up 200 basis points	2,623	(727)	1,896
Up 100 basis points	1,312	(363)	949
Down 100 basis points	(1,312)	363	(949)
Down 200 basis points	(2,623)	727	(1,896)
Down 300 basis points	$(3,873)	$1,090	$(2,783)

Conference Call and Webcast

We will hold a conference call on Thursday, November 9, 2023, at 5:00 p.m. Eastern Time to discuss third quarter 2023 financial results. Stockholders, prospective stockholders, and analysts are welcome to listen to the call or attend the webcast.

To access the conference call, please dial (646) 307-1963 approximately 10 minutes prior to the start of the call and use the conference ID 3976270. A replay of this conference call will be available shortly after the live call through November 16th.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company’s website www.loganridgefinance.com in the Investor Resources section under Events and Presentations. The webcast can also be accessed by clicking the following link: https://edge.media-server.com/mmc/p/vy93a7qf. The online archive of the webcast will be available on the Company’s website shortly after the call.

About Logan Ridge Finance Corporation

Logan Ridge Finance Corporation (Nasdaq: LRFC) is a business development company that invests primarily in first lien loans and, to a lesser extent, second lien loans and equity securities issued by lower middle-market companies. The Company invests in performing, well-established middle-market businesses that operate across a wide range of industries. It employs fundamental credit analysis, targeting investments in businesses with relatively low levels of cyclicality and operating risk. For more information, visit www.loganridgefinance.com.

About Mount Logan Capital Inc.

Mount Logan Capital Inc. is an alternative asset management company that is focused on public and private debt securities in the North American market. The Company seeks to source and actively manage loans and other debt-like securities with credit-oriented characteristics. The Company actively sources, evaluates, underwrites, manages, monitors, and primarily invests in loans, debt securities, and other credit-oriented instruments that present attractive risk-adjusted returns and present low risk of principal impairment through the credit cycle.

About BC Partners Advisors L.P. and BC Partners Credit

BC Partners is a leading international investment firm with over $40 billion of assets under management in private equity, private credit and real estate strategies. Established in 1986, BC Partners has played an active role in developing the European buyout market for three decades. Today, BC Partners executives operate across markets as an integrated team through the firm’s offices in North America and Europe. Since inception, BC Partners has completed 117 private equity investments in companies with a total enterprise value of €149 billion and is currently investing its eleventh private equity fund. For more information, please visit www.bcpartners.com.

BC Partners Credit was launched in February 2017 and has pursued a strategy focused on identifying attractive credit opportunities in any market environment and across sectors, leveraging the deal sourcing and infrastructure made available from BC Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include those risk factors detailed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.

Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

For additional information, contact:

Logan Ridge Finance Corporation

650 Madison Avenue, 23rd Floor

New York, NY 10022

Jason Roos

Chief Financial Officer

Jason.Roos@bcpartners.com

(212) 891-5046

Lena Cati

The Equity Group Inc.

lcati@equityny.com

(212) 836-9611

Val Ferraro

The Equity Group Inc.

vferraro@equityny.com

(212) 836-9633

Logan Ridge Finance Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of September 30, 2023	As of December 31, 2022
	(unaudited)
ASSETS
Investments at fair value:
Non-control/non-affiliate investments (amortized cost of $176,518 and $191,435, respectively)	$159,255	$177,268
Affiliate investments (amortized cost of $26,169 and $29,081, respectively)	27,844	26,324

Total investments at fair value (amortized cost of $202,687 and $220,516, respectively)	187,099	203,592
Cash and cash equivalents	5,115	6,793
Interest and dividend receivable	2,293	1,578
Prepaid expenses	2,381	2,682
Other assets	14	65

Total assets	$196,902	$214,710

LIABILITIES
2026 Notes (net of deferred financing costs and original issue discount of $1,147 and $1,421, respectively)	48,853	48,579
2032 Convertible Notes (net of deferred financing costs and original issue discount of $1,029 and $1,117, respectively)	13,971	13,883
KeyBank Credit Facility (net of deferred financing costs of $1,068 and $1,322, respectively)	34,782	54,615
Management and incentive fees payable	913	933
Interest and financing fees payable	1,401	973
Accounts payable and accrued expenses	1,460	722
Payable for unsettled trades	2,314	—

Total liabilities	$103,694	$119,705

Commitments and contingencies
NET ASSETS
Common stock, par value $0.01, 100,000,000 common shares authorized, 2,679,812 and 2,711,068 common shares issued and outstanding, respectively	$27	$27
Additional paid in capital	190,384	191,038
Total distributable loss	(97,203)	(96,060)

Total net assets	$93,208	$95,005

Total liabilities and net assets	$196,902	$214,710

Net asset value per share	$34.78	$35.04

Logan Ridge Finance Corporation

Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
INVESTMENT INCOME
Interest income:
Non-control/non-affiliate investments	$4,650	$3,162	$14,027	$8,817
Affiliate investments	115	176	413	521
Control investments	—	35	—	228

Total interest income	4,765	3,373	14,440	9,566

Payment-in-kind interest and dividend income:
Non-control/non-affiliate investments	325	250	1,012 (1)	597
Affiliate investments	49	47	145	140

Total payment-in-kind interest and dividend income	374	297	1,157	737

Dividend income:
Affiliate investments	14	—	47	—

Total dividend income	14	—	47	—

Other income:
Non-control/non-affiliate investments	8	78	117	86
Affiliate investments	1	—	1	—

Total other income	9	78	118	86

Total investment income	5,162	3,748	15,762	10,389

EXPENSES
Interest and financing expenses	2,080	1,558	6,385	5,877
Base management fee	913	927	2,789	2,928
Directors’ expense	135	135	405	358
Administrative service fees	198	175	679	426
General and administrative expenses	682	771	2,238	2,597

Total expenses	4,008	3,566	12,496	12,186

NET INVESTMENT INCOME (LOSS)	1,154	182	3,266	(1,797)

REALIZED AND UNREALIZED (LOSS) GAIN ON INVESTMENTS
Net realized (loss) gain on investments:
Non-control/non-affiliate investments	(95)	23	(3,963)	15,489
Control investments	—	(5,215)	—	(5,215)

Net realized (loss) gain on investments	(95)	(5,192)	(3,963)	10,274

Net change in unrealized (depreciation) appreciation on investments:
Non-control/non-affiliate investments	(2,356)	652	(3,096)	(16,993)
Affiliate investments	(654)	(3,825)	4,432	(2,348)
Control investments	—	5,222	—	2,011

Net change in unrealized (depreciation) appreciation on investments	(3,010)	2,049	1,336	(17,330)

Total net realized and change in unrealized loss on investments	(3,105)	(3,143)	(2,627)	(7,056)

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(1,951)	$(2,961)	$639	$(8,853)

NET (DECREASE) INCREASE IN NET ASSETS PER SHARE RESULTING FROM OPERATIONS – BASIC & DILUTED	$(0.73)	$(1.09)	$0.24	$(3.27)
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING – BASIC & DILUTED	2,688,826	2,711,068	2,701,133	2,711,068
DISTRIBUTIONS PAID PER SHARE	$0.26	$—	$0.66	$—

(1)	During the nine months ended September 30, 2023, the Company received $0.2 million of non-recurring fee income that was paid in-kind and included in this financial statement line item.